Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--75 (California, Florida, New Jersey, New York, Ohio and Pennsylvania Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-55781 of our opinion dated January 4, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000